Exhibit 99.1

Annaly Capital Management, Inc. Reports Core EPS for the 2nd Quarter 2010 of $0.59

NEW YORK--(BUSINESS WIRE)--July 28, 2010--Annaly Capital Management, Inc. (NYSE: NLY) today reported Core Earnings for the quarter ended June 30, 2010, of $335.7 million or $0.59 per average share available to common shareholders as compared to Core Earnings of $365.5 million or $0.66 per average share available to common shareholders for the quarter ended June 30, 2009, and Core Earnings of $350.8 million or $0.62 per average share available to common shareholders for the quarter ended March 31, 2010. “Core Earnings” represents a non-GAAP measure and is defined as net income excluding impairment losses, loss on receivable from prime broker, gains or losses on sales of securities and termination of interest rate swaps, unrealized gains or losses on interest rate swaps and unrealized gain or loss on trading securities. On a GAAP basis, net loss for the quarter ended June 30, 2010, was $218.2 million or $0.40 per average share related to common shareholders as compared to net income of $597.1 million or $1.09 per average share related to common shareholders for the quarter ended June 30, 2009, and net income of $281.1 million or $0.50 per average share available to common shareholders for the quarter ended March 31, 2010.

During the quarter ended June 30, 2010, the Company sold $1.9 billion of Investment Securities, resulting in a realized gain of $39.0 million. During the quarter ended June 30, 2009, the Company sold $524.2 million of Investment Securities, resulting in a realized gain of $2.4 million. During the quarter ended March 31, 2010, the Company sold $1.6 billion of Investment Securities, resulting in a realized gain of $47.0 million.

Common dividends declared for the quarter ended June 30, 2010, were $0.68 per share, which include gains on sale of Investment Securities, as compared to $0.60 per share for the quarter ended June 30, 2009, and $0.65 per share for the quarter ended March 31, 2010. The annualized dividend yield on the Company’s common stock for the quarter ended June 30, 2010, based on the June 30, 2010 closing price of $17.15, was 15.86%. On a Core Earnings basis, the Company provided an annualized return on average equity of 13.89% for the quarter ended June 30, 2010, as compared to 17.20% for the quarter ended June 30, 2009, and 14.57% for the quarter ended March 31, 2010. On a GAAP basis, the Company provided an annualized loss on average equity of 9.03% for the quarter ended June 30, 2010, as compared to an annualized return on average equity of 28.17% for the quarter ended June 30, 2009, and an annualized return on average equity of 11.67% for the quarter ended March 31, 2010.

Michael A.J. Farrell, Chairman, Chief Executive Officer and President of Annaly, commented on the Company’s results. “The Agency mortgage-backed securities market has been through a volatile first half of 2010. With the Fannie Mae and Freddie Mac buyout programs essentially completed, as well as the Federal Reserve’s plan to execute a coupon swap to complete its purchase program, the market is in a better position to evaluate the cash flows of mortgage-backed securities. I believe our team has done a terrific job positioning the portfolio through this period of volatility, and the results of that preparation and performance are evident in our financial results for the quarter. Although we expect more uncertainty and market volatility going forward for macroeconomic and legislative reasons, our recent capital raise reflects our confidence in taking advantage of investment opportunities to grow our company.”

For the quarter ended June 30, 2010, the annualized yield on average interest-earning assets was 4.16% and the annualized cost of funds on the average interest-bearing liabilities was 2.00%, which resulted in an average interest rate spread of 2.16%. This is a 31 basis point decrease from the 2.47% annualized interest rate spread for the quarter ended June 30, 2009, and a 6 basis point decrease from the 2.22% average interest rate spread for the quarter ended March 31, 2010.

At June 30, 2010, the weighted average yield on interest-earning assets was 3.65% and the weighted average cost of funds on interest-bearing liabilities, including the effect of interest rate swaps, was 2.09%, which resulted in an interest rate spread of 1.56%. Leverage at June 30, 2010, was 5.9:1 compared to 5.9:1 at June 30, 2009, and 5.6:1 at March 31, 2010.

Fixed-rate securities comprised 82% of the Company’s portfolio at June 30, 2010. The balance of the portfolio was comprised of 16% adjustable-rate mortgages and 2% LIBOR floating-rate collateralized mortgage obligations. At June 30, 2010, the Company had entered into interest rate swaps with a notional amount of $25.5 billion, or 38% of the portfolio. Changes in the unrealized gains or losses on the interest rate swaps are reflected in the Company’s consolidated statement of operations. The purpose of the swaps is to mitigate the risk of rising interest rates that affect the Company’s cost of funds. Since the Company receives a floating rate on the notional amount of the swaps, the effect of the swaps is to lock in a spread relative to the cost of financing. As of June 30, 2010, substantially all of the Company’s Investment Securities were Fannie Mae, Freddie Mac and Ginnie Mae Mortgage-Backed Securities and Agency debentures, which carry an actual or implied “AAA” rating.

“The dominant events of the quarter were the near completion of the Agency buyout programs and the strong rally in interest rates,” said Wellington Denahan-Norris, Annaly’s Vice Chairman, Chief Investment Officer and Chief Operating Officer. “As a result of the buyouts, amortization expense remained at elevated levels, which had the primary effect of reducing the yield on our assets. The decline in interest rates generally improved the mark on our assets, which flows through our balance sheet, an effect which was largely offset by the mark on our swaps, which flows through our income statement. After taking into account the effect of interest rate swaps, our portfolio of Investment Securities was comprised of 40% floating-rate, 16% adjustable-rate and 44% fixed-rate assets.”

The following table summarizes portfolio information for the Company:

	June 30, 2010	June 30, 2009	March 31, 2010
Leverage at period-end	5.9:1	5.9:1	5.6:1
Fixed-rate investment securities as a percentage of portfolio	82%	69%	77%
Adjustable-rate investment securities as a percentage of portfolio	16%	25%	20%
Floating-rate investment securities as a percentage of portfolio	2%	6%	3%
Notional amount of interest rate swaps as a percentage of portfolio	38%	31%	34%
Annualized yield on average interest-earning assets during the quarter	4.16%	5.04%	4.22%
Annualized cost of funds on average interest-bearing liabilities during the quarter	2.00%	2.57%	2.00%
Annualized interest rate spread during the quarter	2.16%	2.47%	2.22%
Weighted average yield on interest-earning assets at period-end	3.65%	4.67%	3.78%
Weighted average cost of funds on interest-bearing liabilities at period-end	2.09%	2.54%	2.11%
Interest rate spread at period-end	1.56%	2.13%	1.67%
Weighted average receive rate on interest rate swaps at period-end	0.38%	0.38%	0.24%
Weighted average pay rate on interest rate swaps at period-end	3.48%	4.20%	3.66%

The Constant Prepayment Rate was 32% during the second quarter of 2010, as compared to 19% during the second quarter of 2009, and 34% during the first quarter of 2010. The weighted average purchase price of the Company’s Investment Securities was 102.7% at June 30, 2010. The net amortization of premiums and accretion of discounts on Investment Securities for the quarters ended June 30, 2010, June 30, 2009, and March 31, 2010, was $137.2 million, $58.4 million, and $164.0 million, respectively. The total net premium remaining unamortized at June 30, 2010, June 30, 2009, and March 31, 2010, was $1.8 billion, $924.9 million, and $1.3 billion, respectively.

General and administrative expenses as a percentage of average assets were 0.23%, 0.19% and 0.23% for the quarters ended June 30, 2010, June 30, 2009, and March 31, 2010, respectively. At June 30, 2010, June 30, 2009, and March 31, 2010, the Company had a common stock book value per share of $16.89, $15.60 and $16.80, respectively.

At June 30, 2010, Annaly’s wholly-owned registered investment advisors had under management approximately $12.1 billion in net assets and $18.8 billion in gross assets, as compared to $9.9 billion in net assets and $19.0 billion in gross assets at June 30, 2009 and $11.6 billion in net assets and $20.3 billion in gross assets at March 31, 2010. For the quarter ended June 30, 2010, the investment advisors earned investment advisory and service fees, net of fees paid to distributors, of $13.9 million, as compared to $11.3 million for the quarter ended June 30, 2009 and $12.2 million for the quarter ended March 31, 2010.

Subsequent to the end of the second quarter, the Company issued 60 million shares of its common stock in a public offering at a price of $17.46 per share, resulting in aggregate net proceeds to the Company of approximately $1.05 billion before expenses. The underwriters have an option to purchase a maximum of 9 million additional shares of the Company’s common stock to cover overallotments.

Annaly manages assets on behalf of institutional and individual investors worldwide. The Company’s principal business objective is to generate net income for distribution to investors from its Investment Securities and from dividends it receives from its subsidiaries. Annaly is a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”), and currently has 619,823,135 shares of common stock outstanding.

The Company will hold the second quarter 2010 earnings conference call on Thursday July 29, 2010 at 10:00 a.m. EST. The number to call is 800-561-2601 for domestic calls and 617-614-3518 for international calls and the pass code is 40535832. The replay number is 888-286-8010 for domestic calls and 617-801-6888 for international calls and the pass code is 29122425. The replay is available for 48 hours after the earnings call. There will be a web cast of the call on www.annaly.com. If you would like to be added to the e-mail distribution list, please visit www.annaly.com, click on Investor Relations, then select Investor Information and complete the E-Mail notification form.

This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "anticipate," "continue," or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability of mortgage-backed securities for purchase, the availability of financing and, if available, the terms of any financing, changes in the market value of our assets, changes in business conditions and the general economy, changes in government regulations affecting our business, our ability to maintain our qualification as a REIT for federal income tax purposes, risks associated with the broker-dealer business of our subsidiary, and risks associated with the investment advisory business of our subsidiaries, including the removal by clients of assets they manage, their regulatory requirements and competition in the investment advisory business. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands)

	June 30, 2010 (Unaudited)	March 31, 2010 (Unaudited)	December 31, 2009(1)	September 30, 2009 (Unaudited)	June 30, 2009 (Unaudited)
ASSETS

Cash and cash equivalents	$327,979	$905,955	$1,504,568	$1,723,341	$1,352,798
Reverse repurchase agreements with affiliate	82,678	255,580	328,757	226,264	170,916
Reverse repurchase agreements	226,098	276,586	425,000	100,000	-
Mortgage-Backed Securities, at fair value	69,422,400	67,239,930	64,805,725	66,837,761	65,165,126
Agency debentures, at fair value	2,390,429	2,931,945	915,752	625,615	616,893
Investments with affiliates	230,268	242,788	242,198	239,740	156,990
U.S. Treasury Securities	87,352	-	-	-	-
Securities borrowed	242,242	60,132	29,077	-	-
Receivable for Mortgage-Backed Securities sold	78,581	359,636	732,134	-	412,214
Accrued interest and dividends receivable	322,853	327,666	318,919	332,861	313,772
Receivable from Prime Broker	3,272	3,272	3,272	16,886	16,886
Receivable for advisory and service fees	13,359	11,714	12,566	12,807	10,039
Intangible for customer relationships	9,891	10,191	10,491	10,791	11,091
Goodwill	27,917	27,917	27,917	27,917	27,917
Interest rate swaps, at fair value	-	-	5,417	-	7,267
Other assets	42,665	65,850	14,397	8,695	5,346

Total assets	$73,507,984	$72,719,162	$69,376,190	$70,162,678	$68,267,255

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Repurchase agreements	$56,386,835	$53,784,480	$54,598,129	$55,842,840	$51,326,930
Payable for Investment Securities purchased	4,867,945	7,498,712	4,083,786	3,644,420	7,017,444
Convertible Senior Notes	600,000	600,000	-	-	-
U.S. Treasury Securities sold, not yet purchased	26,207	-	-	-	-
Accrued interest payable	99,366	88,346	89,460	97,693	102,662
Dividends payable	380,636	363,785	414,851	381,411	326,612
Securities loaned	242,242	60,377	29,057	-	-
Accounts payable and other liabilities	33,815	70,290	10,005	37,991	40,115
Interest rate swaps, at fair value	1,174,788	608,688	533,362	788,065	722,700
Other Derivative contracts, at fair value	216	-	-	-	-

Total liabilities	63,812,050	63,074,678	59,758,650	60,792,420	59,536,463

6.00% Series B Cumulative Convertible Preferred Stock:
4,600,000 shares authorized, 2,603,969, 2,603,969, 2,604,614,
2,604,614, and 2,607,564 shares issued and outstanding,
respectively	63,098	63,098	63,114	63,114	63,118

Stockholders’ Equity:
7.875% Series A Cumulative Redeemable Preferred
Stock: 7,412,500 authorized, 7,412,500
shares issued and outstanding	177,088	177,088	177,088	177,088	177,088
Common stock, par value $.01 per share, 987,987,500
authorized, 559,763,825, 559,668,624, 553,134,877,
552,778,531 and 544,353,997 issued and outstanding,
respectively	5,598	5,597	5,531	5,528	5,444
Additional paid-in capital	7,937,738	7,935,151	7,817,454	7,811,356	7,668,988
Accumulated other comprehensive income	2,540,201	1,887,852	1,891,317	1,959,994	1,362,134
Accumulated deficit	(1,027,789)	(424,302)	(336,964)	(646,822)	(545,980)

Total stockholders’ equity	9,632,836	9,581,386	9,554,426	9,307,144	8,667,674

Total liabilities, Series B Cumulative Convertible Preferred
Stock and stockholders’ equity	$73,507,984	$72,719,162	$69,376,190	$70,162,678	$68,267,255

(1) Derived from the audited consolidated financial statements at December 31, 2009.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(UNAUDITED)
(dollars in thousands, except per share data)

	For the quarters ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2010	2010	2009	2009	2009
Interest income:
Investments	$642,822	$653,935	$751,560	$744,523	$710,401
Securities loaned	860	454	103	-	-
Total interest income	643,682	654,389	751,663	744,523	710,401

Interest expense:
Repurchase agreements	96,999	92,089	101,632	124,653	147,516
Interest rate swaps	175,535	180,838	185,040	183,124	175,080
Securities borrowed	742	387	92	-	-
Convertible senior notes	6,966	3,195	-	-	-
Total interest expense	280,242	276,509	286,764	307,777	322,596

Net interest income	363,440	377,880	464,899	436,746	387,805

Other (loss) income
Investment advisory and service fees	13,863	12,546	14,835	14,620	11,736
Gain on sale of Investment Securities	39,041	46,962	91,150	591	2,364
Dividend income	7,330	7,964	7,647	5,398	3,221
Loss on receivable from Prime Broker(1)	-	-	(13,613)	-	-
Unrealized (loss) gain on interest rate swaps	(593,038)	(116,732)	212,456	(128,687)	230,207
Net gain on trading securities	77	-	-	-	-
Income from underwriting	500	-	-	-	-
Total other (loss) income	(532,227)	(49,260)	312,475	(108,078)	247,528

Expenses
Distribution fees	-	360	418	478	432
General and administrative expenses	41,540	40,021	36,880	33,344	30,046
Total expenses	41,540	40,381	37,298	33,822	30,478

(Loss) income before income from equity method investment and income taxes	(210,327)	288,239	740,076	294,846	604,855

Income (loss) from equity method investment	935	140	(252)	-	-

Income taxes	8,837	7,314	10,489	9,657	7,801

Net (loss) income	(218,229)	281,065	729,335	285,189	597,054

Dividends on preferred stock	4,625	4,625	4,625	4,625	4,625

Net (loss) income (related) available to common shareholders	($222,854)	$276,440	$724,710	$280,564	$592,429

Net (loss) income (related) available per share to common shareholders:
Basic	($0.40)	$0.50	$1.31	$0.51	$1.09
Diluted	($0.40)	$0.49	$1.30	$0.51	$1.08

Weighted average number of common shares outstanding:
Basic	559,700,836	554,995,092	552,917,499	547,611,480	544,344,844
Diluted	559,700,836	575,859,564	559,336,066	553,376,285	550,099,709

Net (loss) income	($218,229)	$281,065	$729,335	$285,189	$597,054
Other comprehensive income(loss):
Unrealized gain (loss) on available-for-sale securities	664,544	7,416	(25,190)	542,396	176,013
Unrealized gain on interest rate swaps	26,846	36,081	47,663	56,055	66,934
Reclassification adjustment for gains included in net income	(39,041)	(46,962)	(91,150)	(591)	(2,364)
Other comprehensive income (loss)	652,349	(3,465)	(68,677)	597,860	240,583
Comprehensive income	$434,120	$277,600	$660,658	$883,049	$837,637

(1)	The Company invested $45,000,000 in an equity fund and has redeemed $56,000,000. Assets of the fund still remain at the prime broker, Lehman Brothers International (Europe) (in administration) (“LBIE”), which is in bankruptcy and the ultimate recovery of such amount remains uncertain. The Company has entered into the Claims Resolution Agreement between Lehman Brothers International (Europe) (in administration) and certain eligible offerees effective December 29, 2009 with respect to these assets (the “CRA”). Given the great degree of uncertainty as to the status of the Company’s assets, other than specific assets that remain directly in the control of LBIE that the Company has valued in accordance with the CRA, the Company has valued the assets at an 80% discount.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(UNAUDITED)
(dollars in thousands, except per share data)

	For the six months ended
	June 30, 2010	June 30, 2009
Interest income
Investments	$1,296,757	$1,426,416
Securities loaned	1,314	-
Total interest income	1,298,071	1,426,416

Interest expense
Repurchase agreements	189,088	349,582
Interest rate swaps	356,373	351,639
Securities borrowed	1,129	-
Convertible Senior Notes	10,161	-
Total interest expense	556,751	701,221

Net interest income	741,320	725,195

Other (loss) income
Investment advisory and service fees	26,409	19,497
Gain on sale of Investment Securities	86,003	7,387
Dividend income	15,294	4,139
Unrealized (loss) gain on interest rate swaps	(709,770)	265,752
Net gain on trading securities	77	-
Income from underwriting	500	-
Total other (loss) income	(581,487)	296,775

Expenses
Distribution fees	360	860
General and administrative expenses	81,561	59,928
Total expenses	81,921	60,788

Income before income from equity method investment and income taxes	77,912	961,182

Income from equity method investment	1,075	-

Income taxes	16,151	14,235

Net income	62,836	946,947

Dividend on preferred stock	9,250	9,251

Net income available to common shareholders	$53,586	$937,696

Net income available per share to common shareholders:
Basic	$0.10	$1.72
Diluted	$0.10	$1.71

Weighted average number of common shares outstanding:
Basic	557,360,358	543,627,960
Diluted	557,418,175	549,394,817

Net income	$62,836	$946,947
Other comprehensive income:
Unrealized gain on available-for-sale securities	671,960	996,191
Unrealized gain on interest rate swaps	62,927	121,100
Reclassification adjustment for gains included in net income	(86,003)	(7,387)
Other comprehensive income	648,884	1,109,904
Comprehensive income	$711,720	$2,056,851

CONTACT:
Annaly Capital Management, Inc.
Investor Relations
1- (888) 8Annaly
www.annaly.com